                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           RAINBOW TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92718
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 6, 1996
                         ------------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN THAT the 1996 Annual Meeting of Shareholders of Rainbow Technologies, Inc. (the "Company"), will be held on June 6, 1996 at 2:00 PM, Pacific Daylight Time at the Company's Headquarters, 50 Technology Drive, Irvine, California 92718, 714-450-7300, (the "Annual Meeting") for the purposes described below.

        1. To elect a Board of Directors who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

        2. To ratify the appointment of Ernst & Young, LLP as the independent auditors of the Company.

        3. To transact such other business as may properly come before the Annual Meeting.

     Only Shareholders of record at the close of business on April 12, 1996 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. However, if you are not able to be present, please be sure that your shares are represented at the Annual Meeting by indicating your voting instructions, dating and signing the enclosed proxy card and returning it promptly in the enclosed, postage paid envelope.

                                          By Order of the Board of Directors

                                          SIG

                                          Walter W. Straub

April 25, 1996

                           RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92718
                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Rainbow Technologies, Inc. (the "Company") of proxies, in the form enclosed, for use at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

     Mailing of this proxy statement and the accompanying proxy card is to commence on April 29, 1996.

                              GENERAL INFORMATION

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 12, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 7,422,724 shares of Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder will be entitled to cumulative votes. The six nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The other matter submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of shares of the Company's Common Stock present or represented and entitled to vote at the meeting.

SOLICITATION OF PROXIES

     The cost of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented by such shareholder at the Company's 1997 Annual Meeting must be received by the Company no later than February 15, 1997 in order that they may be included in the proxy statement related to that meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

                                    NOMINEES

     Six directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

     The names of the nominees and certain information about them are set forth below.

    NAME OF NOMINEE         AGE                        POSITION
- ------------------------    ----        --------------------------------------
Walter W. Straub             52         Chairman, President, Chief Executive
                                          Officer and Director
Peter M. Craig               51         Vice Chairman, Executive Vice
                                          President, Secretary and Director
Richard P. Abraham           66         Director
Frederick M. Haney           55         Director
Marvin Hoffman               61         Director
Alan K. Jennings             66         Director

     All of the nominees of management are members of the Board of Directors at the present time and have served continuously since the dates of their election as described below.

     Walter W. Straub, a co-founder of the Company, has been a director of the Company since its inception in 1982, and President and Chief Executive Officer of the Company since 1983. Since 1989, Mr. Straub has served as director of CAM Data Systems, a manufacturer of computerized inventory control systems. Mr. Straub received a B.S.E.E. in 1965 and an M.B.A. in Finance in 1970 from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

     Peter M. Craig has been a director of the Company since 1985, Vice Chairman since December, 1995, Executive Vice President since 1992, and Secretary of the Company since 1989. From 1989 to 1992, he was Vice President of the Company responsible for North American Operations. From 1986 to 1989 he was President and Chief Executive Officer of Promod, a software development firm specializing in software management tools which automate the design and management of large-scale software projects. Mr. Craig received a B.S.E.E. from Case Institute of Technology in 1967 and a M.S.E.E. from the University of Minnesota in 1975.

     Richard P. Abraham has been a director of the Company since 1988. He is currently the President of Pacific Associates, a sole proprietorship engaged in business consulting. Since 1987, Mr. Abraham has been a General Partner of Weeden Capital Management and has also been a consultant to Weeden & Co. Mr. Abraham received a B.S. and M.S. from Stanford University in 1954.

     Dr. Frederick M. Haney has been a director of Rainbow since January, 1996. He is Managing General Partner of the Cruttenden Roth Equity Fund, and he is President of Venture Management Company, Palos Verdes Estates, California. From 1984 to 1991 he was founder and manager of 3i Ventures, California, a high technology venture capital fund. From 1980 to 1983 he performed senior management functions at TRW and from 1968 to 1980 he held management positions at Xerox Corporation and Computer Science Corporation. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a Ph.D. in Computer Science from Carnegie-Mellon University.

     Marvin Hoffman has been a director of the Company since 1990. He is currently, and has been since 1976, the Chief Executive Officer and Chairman of the Board of XXCAL, Inc., a corporation engaged in the business of providing high technology computer and computer-related temporary personnel. He is also currently, and has been since 1988 and 1987, respectively, the President of the Los Angeles City College Foundation and a director of RIMTECH, a not-for-profit organization encouraging trade and joint ventures between United States and Japanese businesses. Mr. Hoffman received a B.A. in Mathematics from California State University Northridge in 1962.

     Dr. Alan K. Jennings, a co-founder of the Company, has been a director of the Company since its inception in 1982. From 1982 to 1992 he served as an officer of the Company in various capacities. Since 1980, Dr. Jennings has been the President of Dartex, Inc. ("Dartex"), a California corporation which provides technical and management services. He received a B.S.E.E. from Stanford University in 1949, an M.S. in Mathematics from Oklahoma State University in 1951 and a Ph.D. in Mathematics from Kansas University in 1954.

                               EXECUTIVE OFFICERS

     The names of the Company's executive officers who are not nominated for election as members of the Board of Directors, and certain information about them is set forth below.

         NAME                 AGE                           POSITION
- ----------------------        ---         --------------------------------------------
Theodore S. Bettwy            60          Senior Vice President
Paul A. Bock                  48          Senior Vice President Business Development
Norman L. Denton, III         50          Senior Vice President Sales and Marketing
Patrick E. Fevery             40          Vice President Finance and Chief Financial
                                            Officer
Richard L. Burris             51          Vice President Manufacturing
Laurie W. Casey               39          Vice President Product Management & Planning
Kenneth A. Konechy            51          Vice President Strategic Technology Programs
Dorinda Dorsey Rowden         43          Vice President Asia Pacific and Latin
                                            America

     Theodore S. Bettwy was promoted to Senior Vice President of Rainbow in January 1996. He joined Mykotronx as Executive Vice President and Director in February 1993 and was promoted to his current position of President of Mykotronx in August 1993. Dr. Bettwy retired from TRW after 31 years where he served as both a Program Manager and Functional Manager. He started and managed the TRW Colorado Springs Engineering organization which grew to a 320 person level within three years. He has authored more than 10 technical papers on a variety of aerospace and communications subjects and has lectured college level courses on management and marketing. He holds PhD and MSEE from USC and a BSEE from Villanova University. Dr. Bettwy also participated in the Stanford Executive Development Program.

     Paul A. Bock was promoted to Senior Vice President Business Development in December 1995, and has served as Vice President of Business Development since 1992. From 1988 to 1992, Mr. Bock held the positions of Director of Business Development for the Company and Manager of National Sales and Major Accounts for the Company. Mr. Bock received his B.S. degree in Political Science from California State University Northridge in 1969.

     Norman L. Denton, III was promoted to Senior Vice President of Sales and Marketing December 1995, and has served as Vice President of Sales and Marketing since 1992. From 1990 to 1992, Mr. Denton held positions of Director of Sales and Marketing North American, and Director of National Accounts Marketing at Rainbow. Mr. Denton was Vice President Sales and Marketing of Promod, Inc. from 1987 to 1989. Mr. Denton attended University of California at Berkeley and San Francisco State University.

     Patrick E. Fevery has been Vice President of Finance and Chief Financial Officer of the Company since January 1992. From 1990 to 1992, Mr. Fevery was Controller of the Company. From 1988 to 1990, Mr. Fevery was the Company's Manager of Finance and Administration. Mr. Fevery received a Bachelor's Degree in Business Administration from European University in Belgium in 1980, and a Masters Degree in Business Administration from Claremont Graduate School in Claremont, California in 1982.

     Richard L. Burris has been Vice President of Manufacturing since 1992. From 1988 to 1992, Mr. Burris held the positions as the Company's Manufacturing Manager and Director of Manufacturing. Mr. Burris received an AA from Fullerton College in 1973.

     Laurie W. Casey was promoted to Vice President Product Management & Planning in December 1995. Ms. Casey joined Rainbow as Manager of Product Management & Planning in 1992. From 1990 to 1992, she was a Product Manager for Printronix Corporation. She was employed at IBM from 1979 through 1990, where she held various sales and marketing positions for large systems. Ms. Casey received her B.A. in Spanish in 1978 from the University of California at Santa Barbara, and obtained her Master's degree in International Management from the American Graduate School of International Management in 1989.

     Kenneth A. Konechy became Vice President of Strategic Technology Program in December, 1995. He served as Vice President of Engineering of the Company since 1990. From 1989 to 1990, Mr. Konechy held the position of Engineering Director for the Company. From 1981 to 1989, Mr. Konechy was employed by Printronix in Irvine, first as Engineering Development Manager and later as Product Manager. Mr. Konechy received a B.S.E.E. in 1964 and a M.S.E.E. in 1967 from the University of Pittsburgh.

     Dorinda Dorsey Rowden has been Vice President of Asia Pacific and Latin America since 1992. From 1989 to 1992, Ms. Rowden was the Company's Manager of Sales and Distribution for Asia and Latin America. Ms. Rowden received a B.A. from San Diego State University in 1974.

     Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she was or is to be selected as a director or executive officer, respectively.

     There is no family relationship by or between any director or executive officer of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held six meetings during the Company's year ended December 31, 1995. Each director attended all meetings of the Board of Directors.

     The Board of Directors of the Company has standing Audit, Compensation and Stock Option Committees. The Board of Directors has no Nominating Committee nor any committee performing the functions of a Nominating Committee.

     The members of the Audit Committee are Mr. Jennings and Mr. Hoffman. The Audit Committee held two meetings during fiscal 1995. The purpose of the Audit Committee is to review with the management of the Company and with the Company's independent auditors such matters as internal accounting controls and procedures, the plan and results of the annual audit, and the recommendations of the independent auditors with respect to their audit activities.

     The members of the Compensation Committee are Mr. Abraham and Mr. Hoffman. The Compensation Committee held two meetings during fiscal 1995. The Compensation Committee is primarily responsible for establishing compensation for the executive officers of the Company. Its activities are described in more detail under "Report of the Compensation Committee on Executive Compensation" below.

     The Stock Option Committee is primarily responsible for establishing the number of options granted to employees of the Company under the 1990 Restated Stock Option Plan. The Stock Option Committee held five meetings during fiscal 1995. The members of the Stock Option Committee are Mr. Abraham and Mr. Hoffman.

     Each member of each particular Committee attended all of the meetings of each such Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors.

     The Compensation Committee and the Stock Option Committee are each comprised entirely of non-employee, independent members of the Board of Directors. The Compensation Committee establishes the general compensation policies of the Company and the compensation paid to the Chief Executive Officer and other executive officers. The Stock Option Committee administers the 1990 Restated Incentive Stock Option Plan including review and approval of stock option grants to all employees, including the Chief Executive Officer and other executive officers.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that cash compensation should be related to the performance of the Company and any long term incentive should be closely aligned with the interests of shareholders. This philosophy is designed to attract, retain and motivate the high caliber of executives required for the success of the business.

     In determining executive compensation, the Compensation Committee compares the compensation paid at companies in the computer hardware and software industries, and places particular emphasis upon financial performance comparisons including sales growth, net income growth, net income per share growth, increase in cash flow and growth in shareholder value. The Committee then structures cash compensation for the executive officers named in the Summary Compensation Table to consist of (i) a base salary determined upon a review of the Company's performance in the prior year, and (ii) bonus compensation that is directly related to the Company's sales, quality and net income performance in the current year.

     In particular, the bonus compensation paid to executives is established by the Compensation Committee each year following a review of Rainbow's performance for the prior year. The bonus compensation is based directly on Rainbow's current year operating performance goals, and is generally established to equal 30% to 60% of the executive's total cash compensation for the year.

     Long term incentive compensation is realized through the granting of stock options to key employees including the Chief Executive Officer and other executive officers. The number of shares of Common Stock subject to a stock option grant is based upon the employee's current and anticipated future performance and ability to achieve strategic goals and objectives. Grants are made annually and generally become exercisable during a four year vesting period, thus providing an incentive to remain in the Company's employ. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer was set according to the established compensation philosophy described above.

     The Compensation Committee reviewed competitive base compensation information reflecting the most recent compensation data and the Company's performance in 1994 and goals for 1995. The bonus portion of the Chief Executive Officer's compensation represents approximately 56% of the Chief Executive Officer's total cash compensation. This reflects the Company's commitment to its stated compensation philosophy. The Chief Executive Officer received a grant of stock options based upon an evaluation of the Company's performance in 1994.

CONCLUSION

     The committee believes that these policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

COMPENSATION COMMITTEE:

Richard P. Abraham
Marvin Hoffman

                             EXECUTIVE COMPENSATION

     The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers on Rainbow Technologies, Inc.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                        ANNUAL COMPENSATION         AWARDS
                                       ---------------------     ------------       ALL OTHER
             NAME           YEAR       SALARY($)     BONUS($)      OPTIONS#     COMPENSATION(1)($)
    ----------------------  -----      -------       -------     ------------   ------------------
    Walter W. Straub         1995      163,604       208,000        20,000             1,000
                             1994      163,604       160,000        60,400             1,000
                             1993      153,689       150,000        37,600             1,000
    Peter M. Craig           1995      152,420       115,500        12,000             1,000
                             1994      152,420       105,000        38,425             1,000
                             1993      142,436       100,000        23,800             1,000
    Norman L. Denton III     1995      226,974        91,000        19,000             1,000
                             1994      182,358        70,000        23,025             1,000
                             1993      173,476        60,000        24,100             1,000
    Theodore S. Bettwy       1995      124,800       201,100        27,000             6,756
                             1994      103,960       143,600         6,600             5,100
                             1993       93,400        61,200        79,200             1,800
    Paul A. Bock             1995       91,580        91,000        14,500             1,000
                             1994       91,580        70,000        22,675             1,000
                             1993       91,580        60,000        14,100             1,000

- ---------------

(1) Company contribution under the Company's 401(K) Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL
                                           INDIVIDUAL GRANTS                         REALIZABLE AT
                            ------------------------------------------------      ASSUMED ANNUAL RATES
                                          % OF TOTAL                                 OF STOCK PRICE
                                           OPTIONS                                  APPRECIATION FOR
                                          GRANTED TO    EXERCISE                      OPTION TERM
                             OPTIONS      EMPLOYEES      PRICE      EXPIRATION  ------------------------
            NAME            GRANTED(1)     IN 1995       ($/SH)       DATE         5%           10%
    ---------------------   ----------    ----------    --------    --------    --------    ------------
    Walter W. Straub           4,382                     18.750     09/28/05    $ 51,672      $130,946
                              15,618         5.69%       18.750     09/28/05     184,164       466,708
    Peter M. Craig             8,079                     18.750     09/28/05      95,266       241,422
                               3,921         3.42%       18.750     09/28/05     130,181       329,904
    Norman L Denton III        5,307                     18.750     09/28/05      62,579       158,587
                               7,000                     18.750     09/28/05      82,542       209,179
                               5,000                     18.750     09/28/05      58,959       149,413
                               1,693         5.41%       18.750     09/28/05      19,963        50,591
    Theodore S. Bettwy         6,192                     18.625     05/31/05      72,528       183,800
                              13,808                     18.625     05/31/05     161,735       409,869
                               7,000         7.69%       18.750     09/28/05      82,542       209,179
    Paul A. Bock               2,016                     18.625     05/31/05      23,614        59,842
                               5,484                     18.625     05/31/05      64,235       162,784
                               7,000         4.13%       18.750     09/28/05      82,542       209,179

- ---------------

(1) No Option may be exercised prior to one year from date of grant, at which time 28% of the grant is vested with 2% per month vesting thereafter.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                                                                                     IN-THE-MONEY OPTIONS
                                                             NUMBER OF                 AT YEAR END 1995
                                                        UNEXERCISED OPTIONS        (MARKET PRICE AT 12/29/95
                               SHARES                    AT YEAR END 1995               AT $21.625/SH)
                             ACQUIRED ON   VALUE    ---------------------------   ---------------------------
                              EXERCISE     REALIZED EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             NAME                (#)        ($)         (#)            (#)            ($)            ($)
    -----------------------  -----------   ------   -----------   -------------   -----------   -------------
    Walter W. Straub                0          --        66,589       76,411          619,095      553,580
    Peter M. Craig              5,000      56,250        35,564       48,161          276,664      353,645
    Norman L. Denton                0          --        39,803       42,322          392,145      262,140
    Theodore S. Bettwy              0          --        63,360       49,440        1,229,844      509,488
    Paul A. Bock                9,700      75,288         9,425       35,750           88,955      230,135

                            DIRECTORS' COMPENSATION

     For the year ended December 31, 1995, the Company had an Outside Directors' Plan to compensate those directors of the Company who were not also employees of the Company, for serving as directors. The Outside Directors' Plan provides for outside directors to receive the sum of $2,500 per Board meeting. For the year ended December 31, 1995, Richard P. Abraham, Marvin Hoffman and Alan Jennings outside directors of the Company, each received $10,000.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows a comparison of five-year cumulative return among Rainbow Technologies, the NASDAQ Index, and the NASDAQ Computer and Data Processing Index.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

                                                                    NASDAQ
                                                                  COMPUTER &
      MEASUREMENT PERIOD                                          DATAPROCES-
    (FISCAL YEAR COVERED)           RAINBOW      NASDAQ INDEX     SING INDEX
DEC-90                                     100             100             100
DEC-91                                     358             161             202
DEC-92                                     277             187             217
DEC-93                                     292             215             230
DEC-94                                     215             210             279
DEC-95                                     333             296             425

The graph assumes $100 was invested on December 31, 1990.

             EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

     In January 1996, the Company entered into employment agreements and change of control agreements with Walter W. Straub, President and Chief Executive Officer of the Company, Peter M. Craig, Vice Chairman and Executive Vice President, Norman L. Denton III, Senior Vice President and Paul A. Bock, Senior Vice President. The terms of the employment agreements provide for a term of one year, and base salary and bonus compensation to be determined by the Board of Directors. In the event of a change of control, the agreements provide for severance payments equal to the salary and bonus paid in the prior year for Mr. Craig, Mr. Denton and Mr. Bock, and three times the salary and bonus paid in the prior year for Mr. Straub.

     In May 1995, the Company entered into an employment agreement with Mr. Theodore S. Bettwy, Senior Vice President. The terms of the employment agreement provide for a term of two years and base salary and bonus compensation, pursuant to a formula as set forth in the agreement.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 12, 1996 with respect to share ownership of the Company's Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company and (iii) executive officers listed in the Summary Compensation Table (iv)all officers and directors of the Company as a group without naming them.

                                                        AMOUNT AND NATURE
                     NAME AND ADDRESS OF                  OF BENEFICIAL         PERCENTAGE
                     BENEFICIAL OWNERS(1)                 OWNERSHIP(2)           OF CLASS
        ----------------------------------------------  -----------------       ----------
        Alan K. Jennings                                      681,164               9.18%
        Walter W. Straub                                      403,772               5.44%
        Theodore S. Bettwy                                     79,613               1.07%
        Peter M. Craig                                         66,591                   *
        Richard P. Abraham                                     29,400                   *
        Marvin Hoffman                                         17,400                   *
        Norman L. Denton III                                   45,959                   *
        Paul A. Bock                                           16,084                   *
        All officers and directors
          as a group (12 persons)                           1,339,983              18.05%

- ---------------
(1) c/o Rainbow Technologies, Inc., 50 Technology Drive, Irvine, CA 92718.

(2) For purposes of this table, "beneficial ownership" of any security as of a given date includes the right to acquire such security within 60 days of April 12, 1996. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.

(*) Indicates less than one percent ownership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At various times during 1995, the following individuals (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Richard P. Abraham, Marvin Hoffman. There were no interlocks with other companies within the meaning of the SEC's Proxy rules during 1995.

                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

     During 1995, the Company paid $112,000 to XXCAL, Inc. a corporation engaged in providing high technology temporary computer and computer-related personnel. Marvin Hoffman is the Chief Executive Officer and Chairman of the Board of XXCAL, Inc.

401(K) PROFIT SHARING PLAN AND TRUST

     In January 1990, the Board of Directors adopted and approved a 401(k) Profit Sharing Plan and Trust effective January 1, 1990. Under the 401(k) program, the Company is obligated to match each employee's contribution 50% per dollar of salary contribution with a company matching maximum contribution of 6% of salary deferral. The Company has the option to contribute an additional discretionary amount based upon current or accumulated net profits. No such discretionary contribution were made in 1995. Company contributions vest at the date of the employee's commencement of service.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     It is proposed that the shareholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 1996 fiscal year. Ernst & Young LLP has been the independent auditors for the Company since 1987, and their reappointment has been recommended by the Board of Directors.

     Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire. This proposal requires the approval of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. In the event such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the 1996 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Company knows of no matters other than those described herein which are to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

                              FINANCIAL STATEMENTS

     Financial Statements of the Company are contained in the 1995 Annual Report to Shareholders.

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT WITHOUT COST BY WRITTEN REQUEST TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT.

                        NOTICE TO BANKS, BROKERS/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company, at 50 Technology Drive, Irvine, California 92718, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock of the Company.

                                          By Order of the Board of Directors:

                                          SIG

                                          Walter W. Straub
                                          President

Dated: Irvine, California
April 25, 1995

                           RAINBOW TECHNOLOGIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 6, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Rainbow Technologies, Inc. (the "Company") hereby appoints Walter W. Straub, the President of the Company, or failing him, Peter M. Craig, Vice Chairman and Executive Vice President of the Company, or instead of either of the foregoing ______________________, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on June 6, 1996 at 2:00 P.M. Pacific Time, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below.

1. ELECTION OF DIRECTORS.      / / FOR all nominees listed below (except     / / WITHHOLD AUTHORITY to vote
                                   as marked to the contrary below)              for each nominee listed below

      Walter W. Straub                      Alan K. Jennings                           Marvin Hoffman
       Peter M. Craig                      Richard P. Abraham                         Frederick M. Haney


(INSTRUCTION:) To withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list above.

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                  / / FOR         / / AGAINST        / / ABSTAIN

If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.
                                                       Dated:             , 1996

                                                       -------------------------

                                                                 Name

                                                       -------------------------
                                                             No. of Shares

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                       Signature if held jointly
                                                       please sign exactly as
                                                       name appears herein. When
                                                       shares are held by joint
                                                       tenants, both should
                                                       sign. When signing as
                                                       attorney, as executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

 NOTE: IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ON PROPOSALS 1
                                     AND 2.